UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 1, 2009
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 Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS INC.
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(Exact name of registrant as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale NJ 07647
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(Address of principal executive offices)

(201) 750-2646
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(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On July 1, 2009, Elite Pharmaceuticals, Inc. a Delaware corporation (the “Registrant”), appointed Carter J. Ward as its Chief Financial Officer, replacing Mark I. Gittelman, who served as the Registrant’s Chief Financial Officer through the same date.

In connection with the appointment of Mr. Ward as Chief Financial Officer of the Registrant, Mr. Ward and the Registrant entered into a letter agreement (the “Employment Letter”). A copy of the Employment Letter is attached to this Current Report on Form 8-K as Exhibit 10.1, and the summary of the material terms of the Employment Letter set forth in this Current Report on Form 8-K is qualified in its entirety by reference to such exhibit.

Pursuant to the terms of the Employment Letter, commencing on July 1, 2009, Mr. Ward became an at-will employee of the Registrant as its Chief Financial Officer. Mr. Ward will dedicate at least 2 business days per week toward fulfilling his responsibilities as Chief Financial Officer and he will receive an annual base salary of $60,000, payable in accordance with the Registrant’s payroll practices. In recognition of Mr. Ward’s part-time commitment to the Registrant, the Registrant has acknowledged that Mr. Ward will dedicate the remaining 3 business days per week to the performance of his services to Epic Pharma, LLC (“Epic”), the Registrant’s strategic partner, and its affiliates. Pursuant to the Employment Letter, Mr. Ward agrees to not knowingly undertake or engage in any employment, occupation or business enterprise that is, directly or indirectly, adverse to the interest of the Registrant.

In addition, pursuant to the Employment Letter, Mr. Ward may become eligible for cash and/or equity based awards that may be granted by the Registrant in the future, with any such awards to be granted in the discretion of the Registrant and its Chief Executive Officer. Mr. Ward will be entitled generally to the same benefits offered to other employees of Elite, subject to applicable eligibility requirements.

The Registrant and Mr. Ward also entered into the Registrant’s standard Employee Proprietary Information and Non-Solicitation Agreement that the Registrant requires its employees to execute in connection with their employment with the Registrant.

Since June 2009, Mr. Ward has been engaged by Epic as a consultant and the services provided by Mr. Ward to Epic pursuant to such engagement include, but are not limited to, consulting on matters relating to the finances, business development and operations of Epic. Prior to joining the Registrant, from July 2005 to April 2009, Mr. Ward filled multiple finance and supply chain leadership roles with Actavis Group and its U.S. subsidiary Amide Pharmaceuticals. From September 2004 to June 2005, Mr. Ward was a consultant, mainly engaged in improving internal controls and supporting Sarbanes Oxley compliance of Centennial Communications Inc., a NASDAQ listed wireless communications provider. From 1999 to September 2004, Mr. Ward was the Chief Financial Officer for Positive Healthcare/Ceejay Healthcare, a U.S.-Indian joint venture engaged in the manufacture and distribution of generic pharmaceuticals and nutraceuticals in India. Mr. Ward began his career as a certified public accountant in the audit department of KPMG and is a certified public accountant. Mr. Ward holds a B.S. in Accounting from Long Island University, Brooklyn, NY, from where he graduated summa cum laude.

Effective as of July 1, 2009, Mr. Ward replaced Mr. Gittelman as the Registrant’s Chief Financial Officer and Mr. Gittelman, who also served as the Registrant’s Secretary and Treasurer, ceased providing services to the Registrant in such capacities as of the same date.

On July 8, 2009, the Registrant issued a press release announcing the appointment of Mr. Ward as its Chief Financial Officer, effective as of July 1, 2009. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

a)	Not applicable.
b)	Not applicable.
c)	Not applicable.
d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Letter Agreement, dated July 1, 2009 between Elite Pharmaceuticals Inc. and Carter J. Ward
99.1	Press Release, dated July 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 8, 2009
ELITE PHARMACEUTICALS, INC.

	By:	/s/ Chris Dick
Chris Dick
Acting Chief Executive Officer, President and Chief
Operating Officer